Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PAYMENT OF THIS INSTRUMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT, DATED AS OF AUGUST 27, 2003, BY AND AMONG GEO SPECIALTY CHEMICALS, INC., CHARTER OAK PARTNERS, CHARTER OAK CAPITAL PARTNERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR THOSE FINANCIAL INSTITUTIONS PARTY TO THE COMPANY’S AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MAY 31, 2001, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED, EXTENDED, SUBSTITUTED OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED, UPON WRITTEN REQUEST, FROM GEO SPECIALTY CHEMICALS, INC., AT 3201 ENTERPRISE PARKWAY, SUITE 490, CLEVELAND, OHIO 44122.

GEO SPECIALTY CHEMICALS, INC.

FIFTEEN PERCENT (15%) SENIOR PROMISSORY NOTE

DUE FEBRUARY l, 2008

$1,225,490.00	New York, New York August 27, 2003

FOR VALUE RECEIVED, the undersigned, GEO SPECIALTY CHEMICALS, INC., an Ohio corporation (the “Company”), hereby promises to pay to the order of CHARTER OAK CAPITAL PARTNERS, L.P., a Delaware limited partnership (the “Holder”), or its permitted assigns, on February 1, 2008 (the “Maturity Date”) (or earlier as hereinafter provided) the principal sum of ONE MILLION TWO HUNDRED TWENTY FIVE THOUSAND FOUR HUNDRED NINETY DOLLARS ($1,225,490.00), plus interest on the unpaid principal amount of this Note as provided herein.

1.    Purchase Agreement. This Senior Promissory Note (this “Note”) is issued by the Company, on the date hereof, pursuant to the Senior Note and Warrant Purchase Agreement (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”), dated as of August 27, 2003, by and among the Company, the Holder and Charter Oak Partners, a Connecticut limited partnership. This Note and all notes issued pursuant to Section 9(c) or Section 10 hereof are hereinafter referred to as the “Notes”. The Holder is entitled to the benefits of this Note and the Note Purchase Agreement, and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Note Purchase Agreement.

2.    Interest.

(a)	The Company promises to pay interest on the Accreted Principal Amount (as defined below) of this Note at the rate of fifteen percent (15%) per annum, compounded semi-annually in arrears on the first Business Day of each fiscal half-year. The Company shall pay all accrued and unpaid interest on the Maturity Date. Interest on this Note shall accrue from the date of issuance until repayment of the Accreted Principal Amount and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of the actual number of days in the related period over 360 days. At any time, the outstanding principal amount of this Note together with accrued and unpaid interest shall be referred to in this Note as the “Accreted Principal Amount.”

(b)	Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, upon and during the occurrence of an Event of Default, the Accreted Principal Amount shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived in writing by the Holder, payable on demand in immediately available funds, at a rate equal to seventeen percent (17%) per annum. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

3.    Prepayment.

(a)	Optional Prepayment. The Company shall have the right at any time to prepay, subject to the terms and conditions of the Senior Debt Agreement, the Note Purchase Agreement, the Intercreditor Agreement and this Note, all or part of the Accreted Principal Amount before the Maturity Date upon at least sixty (60) Business Days prior written notice to the Holder, provided that, each prepayment of less than the entire outstanding Accreted Principal Amount shall be in a multiple of $500,000.

(b)	Mandatory Prepayment. The Company shall prepay the Accreted Principal Amount (together with accrued and unpaid interest thereon) upon the occurrence of any of the following events, at the option of the Holder:

(i)	On the Maturity Date; or

(ii)	Upon the occurrence of a Change of Control; or

(iii)	Subject to Section 5 below and Section 9.2(a) of the Note Purchase Agreement, upon the occurrence of an Event of Default.

4.    Amendment. Amendments and modifications of this Note may be made only in the manner provided in Section 10.6 of the Note Purchase Agreement.

5.    Defaults and Remedies. Section 9.1 and Section 9.2 of the Note Purchase Agreement provide the circumstances upon which an Event of Default may occur and the consequences upon the occurrence of an Event of Default.

6.    Suits for Enforcement.

(a)	Subject to the terms of the Note Purchase Agreement and the Intercreditor Agreement, upon the occurrence and during the continuation of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Note Purchase Agreement or this Note or in aid of the exercise of any power granted in the Note Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

(b)	In case of any default under this Note, the Company will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in the Note Purchase Agreement.

7.    Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.    Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

9.    Transfer.

(a)	The term “Holder” as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)	This Note may be transferred or assigned by the Holder at any time subject to Section 9(a) and the applicable terms of the Intercreditor Agreement.

(c)	In the event that the Holder intends to transfer the Note to more than one transferee, the Company shall, in good faith, cooperate with the Holder to effectuate such a transfer and to issue replacement Notes in the appropriate denominations.

10.    Replacement of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter the Company will deliver in lieu of such Note a new Note of like tenor and unpaid Accreted Principal Amount dated as of the date of the Note so lost, stolen, destroyed or mutilated.

11.    Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder. The Company may not assign any of its rights under this Note without the prior written consent of the Holder. No Person other than the Holder and its successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

12.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

13.    Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

14.    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first written above.

GEO SPECIALTY CHEMICALS, INC.

By: /s/ William P. Eckman

Name: William P. Eckman

Title: Executive Vice President and Chief Financial Officer

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